UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2006, the Cirrus Logic, Inc. Board of Directors (the "Board") approved the amounts that each non-employee director would receive in exchange for future service on the Board beginning in the Company’s fiscal year 2007.

A summary of the non-employee Director compensation beginning in fiscal year 2007 is set forth below:

Quarterly Director Retainer $12,500
Board Chairman Quarterly Retainer $3,750
Audit Committee Chair Quarterly Retainer $5,000
Audit Committee Member Quarterly Retainer $2,000
Compensation Committee Chair Quarterly Retainer $2,000
Compensation Committee Member Quarterly Retainer $1,000
Nominating and Governance Committee Chair Quarterly Retainer $1,500
Nominating and Governance Committee Member Quarterly Retainer $ 750

In addition, each non-employee director receives an option to purchase 25,000 shares of common stock of the Company at an exercise price equal to the fair market value on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. Upon re-election to the Board, each non-employee director receives a fully vested option grant to purchase 10,000 shares of common stock at an exercise price equal to fair market value on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

May 16, 2006	By:	John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President and Chief Financial Officer